UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12.

TIFFANY & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fifth Avenue New York, NY		10010
(Address of Principal Executive Offices)		(Zip Code)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Below is a script for Registrant’s discussions with investors regarding frequently asked questions about its proposed transaction with LVMH Moët Hennessy – Louis Vuitton SE.

Tiffany Q&A

1.	How did this revised offer come about? Who approached whom?

•	We will provide further details in our revised proxy statement to be sent to Tiffany shareholders in advance of a shareholder meeting to be convened as soon as practicable to vote on the transaction.

2.	Did Tiffany pursue other bidders or contemplate other offers prior to negotiating a revised deal with LVMH?

•	No.

3.	Why was the Tiffany Board willing to accept a lower price? Is this a fair price?

•	We were confident about our legal position but concluded that certainty of closing was worth the agreed upon price reduction.

•	We believe $131.50 is an attractive price for Tiffany shareholders.

•	The modified Merger Agreement also provides that the regularly scheduled Tiffany quarterly dividend of $0.58 per share due to be declared on November 19, 2020 will be declared and paid.

4.	What does this mean for the pending litigation between LVMH/Tiffany?

•	Both sides are withdrawing their lawsuits.

5.	How does this impact the approval process for the transaction? In which locations do you still need regulatory approval?

•	On October 26, 2020, Tiffany announced that it had received approval of the transaction from the European Commission, the final regulatory approval needed to complete the transaction.

•	All of the existing approvals will remain in effect until the beginning of February.

•	There will need to be another Tiffany shareholder vote.

6.	When do you expect the transaction to close?

•

The transaction is expected to close in early 2021 and is subject to Tiffany shareholder approval and customary closing conditions. The revised Merger Agreement has been approved by the Boards of Directors of both companies and the Tiffany Board recommends that Tiffany shareholders approve the transaction with LVMH. Tiffany will convene a special meeting of its shareholders as soon as practicable.

7.	Will the revised transaction require a new shareholder vote? When will that be?

•	Yes. Tiffany will convene a special meeting of its shareholders as soon as practicable to vote on the revised transaction with LVMH.

8.	Some of the regulatory approvals begin to expire in early February. What will you do if the transaction does not close by then?

•

The revised Merger Agreement requires the parties to renew their U.S. antitrust filing in mid-December if the shareholder vote will not occur in time for a closing before the existing U.S. antitrust clearance expires in early February. All of the other existing approvals will remain in effect until the middle of the spring of 2021, well after the transaction is expected to close.

9.	Will the company hold earnings and investor calls until the transaction closes?

•	The company will not hold earnings calls, but will issue earnings releases in the normal course.

10.	What is the process for Tiffany from here?

•

The transaction is expected to close in early 2021 and is subject to approval by Tiffany’s shareholders and customary closing conditions. The revised Merger Agreement has been approved by the Boards of Directors of both companies and the Tiffany Board recommends that Tiffany shareholders approve the transaction with LVMH. Tiffany will convene a special meeting of its shareholders as soon as practicable.

11.	What are the risks the transaction will not close and Tiffany will remain a standalone company?

•

The revised Merger Agreement eliminates potential conditionality associated with the transaction. However, there remains a risk the transaction will not close. For example, Tiffany’s shareholders could choose to vote down the transaction.

12.	Given LVMH’s prior concerns with Tiffany’s dividend payments, under the revised agreement, will the company continue to pay quarterly dividends until closing?

•	Yes.

13.	With your recent public dispute, how is LVMH still a good home for Tiffany?

•	We continue to believe in the power and value of the Tiffany brand and in the compelling long-term strategic and financial benefits of this merger.

•	With the agreement announced today, both Tiffany and LVMH are moving forward in a constructive way to make this merger a success for all of our stakeholders.

14.	Have the restrictions on running the business specified in the Merger Agreement changed?

•	The restrictions generally remain unchanged, but additional procedures for Tiffany and LVMH to interact with respect to how the business is run prior to the closing of the merger have been adopted.

15.	How will the new merger agreement impact business initiatives underway?

•

There will be no immediate changes as a result of the new agreement. While Tiffany will comply with the restrictions on running the business that are specified in the Merger Agreement, as a general matter we must run our business as usual. Until the transaction closes, Tiffany and LVMH remain independent companies and will continue to operate as they are currently.

16.	Are any changes in management expected before the closing? After the closing?

•	There are no planned changes in the executive team prior to closing.

•	We cannot speculate on potential management changes in the future.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Tiffany & Co. (the “Company”) by LVMH Moët Hennessy – Louis Vuitton SE (“Parent”) pursuant to the Amended and Restated Merger Agreement (the “Amended Merger Agreement”), dated as of October 28, 2020, by and among the Company, Parent, Breakfast Holdings Acquisition Corp. (“Holding”) and Breakfast Acquisition Corp. (“Merger Sub”). In connection with the proposed acquisition, the Company intends to file relevant materials with the U.S. Securities Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed acquisition. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s website, /www.sec.gov or at the Company’s website at investor.tiffany.com/financial-information or by writing to the Corporate Secretary at 200 Fifth Avenue, New York, New York 10010, Attn: Corporate Secretary (Legal Department).

Participants in Solicitation

The Company and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed acquisition. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 20, 2020. Other information regarding the participants in the proxy solicitations in connection with the proposed acquisition, and a description of any interests that they have in the proposed acquisition, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed acquisition when they become available. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at investor.tiffany.com/financial-information.

Forward-Looking Statements:

Certain statements in this communication including, without limitation, statements relating to the proposed acquisition and conditions to closing of the proposed acquisition, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed acquisition and about the future plans, assumptions and expectations for the Company’s business and its results. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “may,” “will,” or other similar expressions may identify such forward-looking statements.

These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in forward-looking statements, including, as a result of factors, risks and uncertainties over which we have no control. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained or maintained, in each case, on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Amended Merger Agreement or affect the ability of the parties to recognize the benefits of the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on the Company’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention; (v) risks that the proposed acquisition may divert management’s attention from the Company’s ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed acquisition or the Amended Merger Agreement and any adverse outcome of any such potential litigation; (vii) the amount and timing of the costs, fees, expenses and other charges related to the proposed acquisition, including in the event of any unexpected delays; (viii) other risks to consummation of the proposed acquisition, including the risk that the proposed acquisition will not be consummated within the expected time period, or at all, which may affect the Company’s business and the price of the common stock of the Company; (ix) any adverse effects on the Company by other general industry, economic, business and/or competitive factors; (x) the COVID-19 pandemic, including the duration and scope thereof, the availability of a vaccine or cure that mitigates the effect of the virus, the potential for additional waves of outbreaks and changes in financial, business, travel and tourism, consumer discretionary spending and other general consumer behaviors, political, public health and other conditions, circumstances, requirements and practices resulting therefrom; (xi) protest activity in the U.S.; and (xii) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-Q for the quarter ended July 31, 2020, its Form 10-K for the fiscal year ended January 31, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating, liquidity or stock price. These risks, as well as other risks associated with the proposed acquisition, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed acquisition. In addition, there can be no assurance that the proposed acquisition will be completed, or if it is completed, that it will close within the anticipated time period, or that the expected benefits of the proposed acquisition will be realized.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.